Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of JBI Inc. for the quarter ended March 31, 2012, I, John Bordynuik , President and Chief Executive Officer of JBI Inc. hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of JBI Inc.

Date: May 15, 2012	By:	/s/ John Bordynuik
John Bordynuik
President and Chief Executive Officer